Exhibit 10.14

SEVENTH AMENDMENT TO CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT, dated as of March 26, 2022 (this “Amendment”), is made by and among Starry, Inc., a Delaware corporation (the “Company” or “Borrower Representative”), the lenders listed on the signature pages hereto and ARROWMARK AGENCY SERVICES LLC, a Delaware limited liability company (“Arrowmark”), in its capacity as Administrative Agent.

STATEMENT OF PURPOSE:

WHEREAS, the Company, each Subsidiary of the Company listed as a “Borrower” on the signature pages thereto, the Administrative Agent and the financial institutions listed on the signature pages thereto as Lenders (the “Lenders”) are party to that certain Amended and Restated Credit Agreement, dated as of December 13, 2019 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement);

WHEREAS, the Borrower Representative, on behalf of itself and the other Borrowers, has requested that the Administrative Agent, Birch Grove and Required Lenders amend and waive certain provisions of the Credit Agreement;

WHEREAS, pursuant to Section 9.02 thereof, the Credit Agreement may be amended with the consent of the Borrower Representative, on behalf of itself and the other Borrowers, Birch Gove, the Required Lenders and the Administrative Agent; and

WHEREAS, the Administrative Agent, Birch Grove and the Required Lenders are willing to amend and waive certain provisions of the Credit Agreement in accordance with the terms and provisions of this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendments. On the Seventh Amendment Effective Date (as defined below), the Credit Agreement is amended as follows:

(a) Section 1.1 of the Credit Agreement is amended by adding the following sentence at the end of the capitalized term “Change in Control”:

“Notwithstanding anything to the contrary herein, the SPAC Transaction shall not constitute a Change in Control.”

(b) Section 1.1 of the Credit Agreement is amended by replacing “and” with “,” immediately prior to clause (d) of the capitalized term “Interest Period” and adding the following after the end of such clause (d):

“and (e) the initial Interest Period for the Delayed Draw Tranche C Loans shall commence on the date of the initial Borrowing of the Delayed Draw Tranche C Loans and end concurrently with the termination of the then existing Interest Period for the Initial Tranche C Loans.”

(c) Section 6.01 of the Credit Agreement is amended by restating clause (xvi) therein in its entirety as follows:

“(xvi) unsecured Indebtedness (other than intercompany Indebtedness) in an amount not to exceed $15 million on terms, including with respect to subordination, acceptable to the Administrative Agent.”

(d) Section 6.14 of the Credit Agreement is amended by deleting “(x)” and “and/or (y) the incurrence or unsecured Indebtedness (other than intercompany Indebtedness) in each case on terms reasonably acceptable to Birch Grove”.

2. Waivers.

(a) The Administrative Agent, Birch Gove and the Required Lenders hereby (i) waive any Default or Event of Default whether in existence or not on the Seventh Amendment Effective Date (immediately before giving effect to this Amendment) due to the Borrowers’ non- compliance with or breach of Section 5.01(g) of the Credit Agreement as it relates to the Borrowers’ obligation to deliver to the Administrative Agent a detailed consolidated budget for the Borrowers’ fiscal year ending December 31, 2022 on or prior to March 1, 2022, and (ii) agree to extend the deadline by which the Borrowers must deliver to the Administrative Agent a detailed consolidated budget for the fiscal year of the Borrowers ending December 31, 2022 satisfying the requirements of Section 5.01(g) of the Credit Agreement to May 30, 2022.

(b) The Administrative Agent, Birch Grove and the Required Lenders hereby waive the requirement that the audited financial statements required to be delivered pursuant to Section 5.01(a) of the Credit Agreement for the fiscal year of the Company ending December 31, 2021 must not contain a “going concern” or like qualification, exception or emphasis (other than as a result of current debt maturity in the final year of the term of any Indebtedness of the Company and its Subsidiaries permitted pursuant to Section 6.01 of the Credit Agreement).

3. Representations and Warranties of the Borrowers. The Borrower Representative, on behalf of itself and the other Borrowers, hereby represents and warrants to the Administrative Agent, Birch Grove and the Required Lenders as of the date hereof as follows:

(a) The Borrower Representative is duly authorized to execute and deliver this Amendment and to perform its obligations hereunder;

(b) The execution, delivery and performance by the Borrower Representative of this Amendment and the consummation of the transactions contemplated hereby is within the Borrower Representative’s corporate or other organizational power and have been duly authorized by all necessary corporate or other organizational action (including by the Governing Board) and, if required, action of the Equity Interest owners, of the Borrower Representative. This Amendment has been duly executed and delivered by the Borrower Representative and constitutes a legal, valid and binding obligation of the Borrower Representative, enforceable against the Borrower Representative in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(c) The execution, delivery and performance by the Borrower Representative of this Amendment and the consummation of the transactions contemplated hereby (i) do not require any Governmental Approvals except such as have been obtained or made and are in full force and effect, (ii) will not violate any applicable law, including any order of any Governmental Authority, in any material respect, except to the extent any such violations, individually and in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (iii) will not violate the Organizational Documents of a Loan Party or any of its Subsidiaries and (iv) will not violate or result (alone or with notice or lapse of time, or both) in a default under any indenture or other agreement or instrument binding upon a Loan Party or any of its Subsidiaries or any of their assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by a Loan Party or any of its Subsidiaries, or give rise to a right of, or result in, any termination, cancellation, acceleration or right of renegotiation of any obligation thereunder, in each case except to the extent that the foregoing, individually and in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;

(d) The representations and warranties of the Borrowers contained in the Credit Agreement and in each other Loan Document qualified by materiality are true and correct, and those not so qualified are true and correct in all material respects, in each case as of the date hereof and after giving effect to this Amendment, in each case, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties are true and correct (or true and correct in all material respects, as applicable) as of such earlier date); and

(e) No Default or Event of Default exists or would result immediately after giving effect to this Amendment.

4. Conditions Precedent to Effectiveness. This Amendment shall become effective on the first date (the “Seventh Amendment Effective Date”) when each of the following conditions precedent have been satisfied:

(a) The Borrower Representative shall have executed and delivered to the Administrative Agent this Amendment and such other documents as the Administrative Agent may request;

(b) The representations and warranties set forth in Section 3 are true and correct;

(c) The Borrowers shall have paid all fees, costs and expenses of counsel to the Administrative Agent and Birch Grove that is due and payable under the Loan Documents or this Amendment; and

(d) The amount of the Closing Surviving Corporation Cash (as such term is defined in the Acquisition Agreement) following the consummation of the SPAC Transaction will equal or exceed $160 million.

5. Affirmation. The Borrower Representative, on behalf of itself and the other Borrowers, as issuer, debtor, guarantor, assignor, grantor, pledgor, or in other any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be (including pursuant to the Collateral Agreement and the other Security Documents), hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect to this Amendment), (ii) to the extent such Loan Party guaranteed the Secured Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and (iii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to the Security Documents as security for or otherwise guaranteed the Secured Obligations under or with respect to the Security Documents, ratifies and reaffirms such guarantee and prior grant of security interests and liens and confirms and agrees that such security interests and liens, shall continue, unimpaired in full force and effect after giving effect to this Amendment and hereafter secure all of the Secured Obligations. The Borrower Representative, on behalf of itself and the other Borrowers, hereby consents to this Amendment and acknowledges that each of the Loan Documents, as amended, remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Secured Obligations. This Amendment shall not constitute a novation of the Credit Agreement or any other Loan Documents.

6. No Other Modification. Except as provided in Section 2 hereof, nothing contained herein constitutes a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents, or constitute a course of conduct or dealing among the parties hereto. Except as expressly stated herein, the Administrative Agent and Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as expressly provided herein, the Credit Agreement and other Loan Documents remain unmodified and in full force and effect. This Amendment is a Loan Document, and all references in the Loan Documents to the Credit Agreement are deemed to be references to the Credit Agreement as modified by this Amendment.

7. Expenses. The Borrowers agree to reimburse the Lenders and the Administrative Agent for their reasonable and documented out-of-pocket expenses incurred by them in connection with this Amendment, including the reasonable and documented fees, charges and disbursements of (i) Cahill Gordon & Reindel LLP, counsel for Birch Grove, and (ii) Sheppard Mullin LLP, counsel for the Administrative Agent, in the case of this clause (ii) as and when required by Section 9.03 of the Credit Agreement

8. Signatures; Counterparts; Integration. This Amendment may be executed and delivered by facsimile, portable document format (.pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (including DocuSign), and in multiple counterparts, each of which will be deemed an original, but all of which together will constitute one and the same contract. This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof (but do not supersede any provisions of any separate agreements that do not by the terms thereof terminate upon the effectiveness of this Amendment, all of which provisions shall remain in full force and effect). In the event of any conflict or inconsistency between the provisions of this Amendment and those of any other Loan Document, the provisions of this Amendment shall control; provided further that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict or inconsistency with this Amendment.

9. Successors and Assigns. This Amendment shall be binding on, and shall inure to the benefit of, the successors and permitted assigns of the parties hereto.

10. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS; WAIVER OF JURY TRIAL. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The jurisdiction, consent to service of process and waiver of jury trial provisions set forth in Sections 9.09 and 9.10 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

11. Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

12. Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Amendment.

13. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

“Borrower Representative”

STARRY, INC., as a Borrower

By:	/s/ Chaitanya Kanojia
Name: Chaitanya Kanojia
Title: CEO

[Signature Page to Seventh Amendment]

“Administrative Agent”

ARROWMARK AGENCY SERVICES LLC

By:	/s/ Rick Grove
Name: Rick Grove
Title: Authorized Signatory

“Required Lenders”

ARROWMARK FUNDAMENTAL
OPPORTUNITY FUND, L.P.

By: its General Partner,
ArrowMark Partners GP, LLC

By:	/s/ Rick Grove
Name: Rick Grove
Title: Authorized Signatory

IRON HORSE INVESTMENTS LLC

By: its Investment Advisor,
ArrowMark Colorado Holdings LLC

By:	/s/ Rick Grove
Name: Rick Grove
Title: Authorized Signatory

ARROWMARK SPECIALTY FINANCE LLC

By: its Managing Member,
ArrowMark Specialty Finance MM LLC

By:	/s/ Rick Grove
Name: Rick Grove
Title: Authorized Signatory

[Signature Page to Seventh Amendment]

ARROWMARK INCOME OPPORTUNITY
FUND, L.P.

By: its General Partner,
ArrowMark Partners GP3, LLC

By:	/s/ Rick Grove
Name: Rick Grove
Title: Authorized Signatory

ARROWMARK INCOME OPPORTUNITY
FUND QP, L.P.

By: its General Partner,
ArrowMark Partners GP5, LLC

By:	/s/ Rick Grove
Name: Rick Grove
Title: Authorized Signatory

[Signature Page to Seventh Amendment]

“Birch Grove”

BIRCH GROVE CREDIT STRATEGIES
MASTER FUND LP,

By:	/s/ Todd Berry
Name: Todd Berry
Title: Chief Operating Officer

BIRCH GROVE PRIVATE CREDIT
OPPORTUNITIES MASTER FUND III LP

By:	/s/ Todd Berry
Name: Todd Berry
Title: Chief Operating Officer

[Signature Page to Seventh Amendment]

ASCRIBE INVESTMENTS IV, LLC

By:	/s/ Todd Berry	By: /s/ Rodd Evnonsy
Name: Todd Berry		Name: Rodd Evonsky
Title: Chief Operating Officer		Title: Chief Financial Officer

SWISS CAPITAL BG OL PRIVATE DEBT
FUND LP

By:	/s/ Todd Berry
Name: Todd Berry
Title: Chief Operating Officer

SWISS CAPITAL BG OL PRIVATE DEBT
OFFSHORE SPC

By:	/s/ Todd Berry
Name: Todd Berry
Title: Chief Operating Officer

[Signature Page to Seventh Amendment]